SUB-ITEM 77I
Terms of new or amended securities


(1)	On April 7, 2017, 485BPOS, Accession No.
0000746458-17-000009, an amendment to the
registration statement of American Century Municipal
Trust, was filed with the Securities and Exchange
Commission. This amendment registered the following new classes, all of which were effective April 10, 2017, and describes the characteristics of the new classes.

	High-Yield Municipal Fund
		Y Class

	Intermediate-Term Tax-Free Bond Fund
		Y Class
		T Class

(2)	Effective April 10, 2017 the following classes
were renamed.

	High-Yield Municipal Fund
		Institutional Class renamed I Class

	Intermediate-Term Tax-Free Bond Fund
		Institutional Class renamed I Class